Exhibit (e)(x) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   Exhibit J
                                     to the
                             Distributor's Contract

                         Money Market Obligations Trust

                            Federated Tax-Free Trust

         In consideration of the mutual covenants set forth in the Distributor's Contract dated March 1, 1994, between Money Market Obligations Trust and Federated Securities Corp., Money Market Obligations Trust executes and delivers this Exhibit on behalf of the Fund set forth above.

         Witness the due execution hereof this 1st day of September, 1999.

                                      Money Market Obligations Trust


                                      By:  /s/ Richard B. Fisher
              Name: Richard B. Fisher
               Title: Vice President

                                      Federated Securities Corp.


                                      By:  /s/ David M. Taylor
               Name: David M. Taylor
                                      Title:  Executive Vice President